Exhibit 99.1

Arista Networks, Inc. Reports First Quarter 2016 Financial Results
Cloud Networking Adoption Drives Revenue and EPS
SANTA CLARA, Calif., May 5, 2016 - Arista Networks, Inc. (NYSE: ANET), an industry leader in software-driven cloud networking solutions for large data center and computing environments, today announced financial results for its first quarter ended March 31, 2016.
First Quarter Financial Highlights

•	Revenue of $242.2 million, a decrease of 1.3% compared to the fourth quarter of 2015, and an increase of 35.3% from the first quarter of 2015.

•	Non-GAAP gross margin of 64.4%, compared to non-GAAP gross margin of 64.0% in the fourth quarter of 2015 and 66.1% in the first quarter of 2015.

•	GAAP gross margin of 64.0%, compared to GAAP gross margin of 63.6% in the fourth quarter of 2015 and 65.8% in the first quarter of 2015.

•	Non-GAAP net income of $49.1 million, or $0.68 per diluted share, compared to non-GAAP net income of $35.5 million, or $0.50 per diluted share, in the first quarter of 2015.

•	GAAP net income of $35.2 million, or $0.48 per diluted share, compared to GAAP net income of $24.5 million, or $0.34 per diluted share, in the first quarter of 2015.
"As we kick off 2016, we delivered a solid quarter,” stated Jayshree Ullal, Arista President and CEO. “We continue to experience increased relevance and acceptance from our customers in the ongoing shift to cloud networking.”
Commenting on the company's financial results, Ita Brennan, Arista’s CFO, said, "We are pleased with our execution across all financial metrics in the first quarter and with our outlook for Q2 reflecting strong customer adoption of our new products.”
Company Highlights

•
Introduced the Arista 7500R Series, a switching and routing platform for cloud service provider and for next generation enterprise data centers which leverages Arista’s Universal Spine architecture that drives scale and agile workload mobility across public, private and hybrid clouds.

•
Announced Arista FlexRoute™ technology that delivers up to one million wire speed routes with MPLS (Multiprotocol Label Switching), Segment Routing, VXLAN (Virtual Extensible LAN) and EVPN (Ethernet Virtual Private Network) protocol support.

•
Demonstrated integration with Checkpoint at RSA 2016, and with Palo Alto Networks at Palo Alto Ignite User conference, as a joint solution for inserting Firewall services into data center traffic flows using Arista's innovative Macro Segmentation Services (MSS).

Financial Outlook
For the second quarter of 2016, we expect:

•	Revenue between $259 and $265 million;

•	Non-GAAP gross margin between 62% to 65%; and

•	Non-GAAP operating margin of approximately 26%.
Guidance for non-GAAP financial measures excludes legal expenses associated with the OptumSoft and Cisco litigation, stock-based compensation and other non-recurring expenses. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis.

Prepared Materials and Conference Call Information
Arista executives will discuss first quarter 2016 financial results on a conference call at 1:30 p.m. Pacific time today. To listen to the call via telephone, dial 1-877-201-0168 in the United States or 1-647-788-4901 from outside the US. The Conference ID is 86552790.
The financial results conference call will also be available via live webcast on our investor relations website at investors.arista.com. Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on Arista’s Investor Relations website.
Forward-Looking Statements
This press release contains “forward-looking statements” regarding our future performance, including statements in the section entitled “Financial Outlook,” such as estimates regarding revenue, non-GAAP gross margin and non-GAAP operating margin for the first quarter of fiscal 2016, statements regarding the ongoing shift to cloud networking, and statements regarding the benefits from the introduction of the Arista 7500R Series. Forward-looking statements are subject to a number of uncertainties and risks that could cause actual results to differ materially from those anticipated in the forward-looking statements including risks associated with: Arista Networks’ limited operating history; risks associated with Arista Networks’ rapid growth; Arista Networks’ customer concentration; Arista Networks’ dispute with Cisco Systems, Inc. including Arista Networks’ ability to obtain a determination that alternative product implementations are not covered by remedial orders; Arista Networks’ dispute with OptumSoft, Inc.; requests for more favorable terms and conditions from our large end customers; declines in the sales prices of our products and services; changes in customer order patterns or customer mix; increased competition in our products and service markets, including the data center market; dependence on the introduction and market acceptance of new product offerings and standards; rapid technological and market change; the evolution of the cloud networking market and the adoption by end customers of Arista Networks’ cloud networking solutions; and general market, political, economic and business conditions. Additional risks and uncertainties that could affect Arista Networks can be found in Arista’s Form 10-K filed with the SEC on February 25, 2016, and other filings that the company makes to the SEC from time to time. You can locate these reports through our website at http://investors.arista.com and on the SEC’s website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof and Arista Networks disclaims any obligation to publicly update or revise any forward-looking statement to reflect events that occur or circumstances that exist after the date on which they were made.
Non-GAAP Financial Measures
The company reports certain non-GAAP financial measures that exclude stock-based compensation expenses, expenses associated with the OptumSoft and Cisco litigation, and other non-recurring charges. The company uses these non-GAAP financial measures internally in analyzing its financial results and believes that the use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends. In addition, these measures are the primary indicators management uses as a basis for its planning and forecasting for future periods.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP net income, net income per diluted share, gross margin, or operating margin. Non-GAAP financial measures are subject to limitations, and should be read only in conjunction with the company's consolidated financial statements prepared in accordance with GAAP. A description of these non-GAAP financial measures and a reconciliation of the company’s non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.

About Arista Networks
Arista Networks was founded to pioneer and deliver software-driven cloud networking solutions for large data center storage and computing environments. Arista’s award-winning platforms, ranging in Ethernet speeds from 10 to 100 gigabits per second, redefine scalability, agility and resilience. Arista has shipped more than five million cloud networking ports worldwide with CloudVision and EOS, an advanced network operating system. Committed to open standards, Arista is a founding member of the 25/50GbE consortium. Arista Networks products are available worldwide directly and through partners.
ARISTA, EOS, CloudVision, Spline, NetDB and FlexRoute are among the registered and unregistered trademarks of Arista Networks, Inc. in jurisdictions around the world. Other company names or product names may be trademarks of their respective owners.

Additional information and resources can be found at: http://www.arista.com.

Media Contact Amanda Jaramillo Corporate Communications (408) 547-5798 amanda@arista.com	Investor Contact Chuck Elliott Product and Investor Advocacy (408) 547-5549 chuck@arista.com

ARISTA NETWORKS, INC.
Condensed Consolidated Statements of Income
(Unaudited in thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
Revenue:
Product	$212,475	$160,141
Service	29,721	18,904
Total revenue	242,196	179,045
Cost of revenue:
Product	78,913	54,439
Service	8,193	6,852
Total cost of revenue	87,106	61,291
Gross profit	155,090	117,754
Operating expenses:
Research and development	62,515	43,340
Sales and marketing	27,606	24,587
General and administrative	15,234	14,072
Total operating expenses	105,355	81,999
Income from operations	49,735	35,755
Other income (expense), net:
Interest expense	(751)	(821)
Other income (expense), net	337	(468)
Total other income (expense), net	(414)	(1,289)
Income before provision for income taxes	49,321	34,466
Provision for income taxes	14,076	9,974
Net income	$35,245	$24,492
Net income attributable to common stockholders:
Basic	$34,921	$24,032
Diluted	$34,941	$24,071
Net income per share attributable to common stockholders:
Basic	$0.52	$0.37
Diluted	$0.48	$0.34
Weighted-average shares used in computing net income per share attributable to common stockholders:
Basic	67,737	64,635
Diluted	72,214	70,722

ARISTA NETWORKS, INC.
Reconciliation of Selected GAAP to Non-GAAP Financial Measures
(Unaudited in thousands, except percentages and per share amounts)

	Three Months Ended March 31,
	2016	2015
GAAP gross profit	$155,090	$117,754
GAAP gross margin	64.0%	65.8%
Stock-based compensation expense	793	636
Non-GAAP gross profit	$155,883	$118,390
Non-GAAP gross margin	64.4%	66.1%

GAAP income from operations	$49,735	$35,755
Stock-based compensation expense	13,360	8,839
Litigation expense	7,005	6,670
Non-GAAP income from operations	$70,100	$51,264
Non-GAAP operating margin	28.9%	28.6%

GAAP net income	$35,245	$24,492
Stock-based compensation expense	13,360	8,839
Litigation expense	7,005	6,670
Income tax effect on non-GAAP exclusions	(6,524)	(4,469)
Non-GAAP net income	$49,086	$35,532

Weighted-average shares used in computing diluted net income per share attributable to common stockholders	72,214	70,722

GAAP diluted net income per share attributable to common stockholders	$0.48	$0.34
Non-GAAP adjustments to net income	0.20	0.16
Non-GAAP diluted net income per share	$0.68	$0.50
Summary of Stock-Based Compensation Expense
Cost of revenue	$793	$636
Research and development	7,457	4,928
Sales and marketing	3,647	2,409
General and administrative	1,463	866
Total	$13,360	$8,839

ARISTA NETWORKS, INC.
Consolidated Balance Sheets
(Unaudited in thousands)

	March 31,	December 31,
	2016	2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$710,663	$687,326
Marketable securities	51,589	—
Accounts receivable	135,119	144,263
Inventories	84,030	92,129
Prepaid expenses and other current assets	41,732	50,610
Total current assets	1,023,133	974,328
Property and equipment, net	79,944	79,706
Investments	36,636	36,636
Deferred tax assets	50,026	48,429
Other assets	20,208	20,791
TOTAL ASSETS	$1,209,947	$1,159,890
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$24,808	$43,966
Accrued liabilities	46,113	60,971
Deferred revenue	135,524	122,049
Other current liabilities	7,819	8,025
Total current liabilities	214,264	235,011
Income taxes payable	14,918	14,060
Lease financing obligations, non-current	40,827	41,210
Deferred revenue, non-current	83,696	74,759
Other long-term liabilities	6,385	6,698
TOTAL LIABILITIES	360,090	371,738

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	7	7
Additional paid-in capital	564,342	537,904
Retained earnings	286,161	250,916
Accumulated other comprehensive loss	(653)	(675)
TOTAL STOCKHOLDERS’ EQUITY	849,857	788,152
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,209,947	$1,159,890

ARISTA NETWORKS, INC.
Consolidated Statements of Cash Flows
(Unaudited in thousands)

	Quarter Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,245	$24,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,779	2,893
Stock-based compensation	13,360	8,839
Deferred income taxes	(1,597)	1,670
Excess tax benefit on stock based-compensation	(6,012)	(10,569)
Amortization of investment premiums	—	487
Changes in operating assets and liabilities:
Accounts receivable	9,144	(16,075)
Inventories	8,099	(10,706)
Prepaid expenses and other current assets	8,878	2,613
Other assets	533	(3,502)
Accounts payable	(16,123)	(1,936)
Accrued liabilities	(14,868)	(12,358)
Deferred revenue	22,412	26,356
Income taxes payable	6,802	8,985
Other liabilities	464	(422)
Net cash provided by operating activities	71,116	20,767
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(51,638)	—
Purchases of property and equipment	(7,962)	(5,136)
Purchases of intangible assets	(670)	(667)
Net cash used in investing activities	(60,270)	(5,803)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments of lease financing obligations	(314)	(255)
Proceeds from issuance of common stock upon exercising options, net of repurchases	1,862	5,322
Proceeds from issuance of common stock, employee stock purchase plan	4,888	4,856
Excess tax benefit on stock-based compensation	6,012	10,569
Issuance costs from initial public offering	—	(261)
Net cash provided by financing activities	12,448	20,231
Effect of exchange rate changes	43	(40)
NET INCREASE IN CASH AND CASH EQUIVALENTS	23,337	35,155
CASH AND CASH EQUIVALENTS—Beginning of year	687,326	240,031
CASH AND CASH EQUIVALENTS—End of year	$710,663	$275,186